                                                                     EXHIBIT 2.2

                        ESCROW AND INDEMNITY AGREEMENT
                        ------------------------------

     THIS ESCROW AND INDEMNITY AGREEMENT (this "Agreement") is made and entered
                                                ---------
into as of May 26, 2000, by and among AvantGo, Inc., a Delaware corporation ("AvantGo"), the stockholders listed on Exhibit A hereto (collectively the
  -------                               ---------
"Stockholders") and Chase Manhattan Bank and Trust Company, N.A., as escrow
 ------------
agent (the "Escrow Agent").
            ------------

                                   RECITALS

     A. Pursuant to the provisions of that certain Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), by and among
                                         ----------------
AvantGo, GC Acquisition, Inc., an Illinois corporation and wholly owned subsidiary of AvantGo ("AvantGo Sub"), Globalware Computing, Inc., an Illinois
                        -----------
corporation (the "Company") and the Stockholders, the parties to the Merger
                  -------
Agreement intend to effect the merger of AvantGo Sub with and into the Company, with the Company surviving (the "Merger"). Capitalized terms used herein and
                                 ------
not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

     B. Under the terms of the Merger Agreement, a portion of the shares (the "Escrow Shares") of AvantGo Stock to be issued in the Merger in exchange for
 -------------
shares of the Company's capital stock are to be subject to an escrow account with the Escrow Agent. Such Escrow Shares will remain subject to any indemnification claims AvantGo may have under this Agreement and Article VI of the Merger Agreement, until released by the Escrow Agent pursuant to the terms hereof.

     C. The Merger Agreement provides that the Escrow Agent shall hold and administer the Escrow Shares so deposited in accordance with the terms of this Agreement.

     D. The Escrow Agent is willing to hold, administer and distribute the Escrow Shares in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be forever bound by the terms set forth herein, do hereby agree as follows:


                                   Article I

                           ESCROW FUND AND INDEMNITY
                           -------------------------

     1.1  Delivery of Shares.  The Escrow Agent hereby acknowledges the receipt
          ------------------
of 211,373 shares of AvantGo Stock (the "Total Escrow Shares") from or on behalf
                                         -------------------
of the Stockholders, which shares, consisting of 50% Restricted Shares (as defined in the Employment Agreements entered into between the Stockholders and AvantGo as of the date hereof) and 50% non-Restricted Shares, shall constitute the Escrow Shares. The Escrow Shares shall be considered to have been deposited herein by the Stockholders and such shares of AvantGo Stock and all other securities or other property issued on conversion thereof or in exchange therefor, including all dividends and distributions made thereon and all interest earned thereon, are hereinafter called the "Escrow
                                                                     ------
Fund."
----

     1.2  Consent of Stockholders.  By virtue of the approval by the
          -----------------------
Stockholders of the Merger Agreement and the Merger, each of the Stockholders have, without any further act of any Stockholder, consented to: (a) the establishment of the Escrow Fund to secure the indemnification obligations of the Stockholders under Article VI of the Merger Agreement in the manner set forth therein, (b) the decision of the Stockholders' Representative (as defined in Section 4.1 hereof) being binding on each Stockholder with respect to the subject matter hereof, and for the purpose of taking of any and all actions and the making of any decisions required or permitted to be taken or made by them under this Agreement, and (c) all of the other terms, conditions and limitations set forth in this Agreement.

     1.3  Voting of Proxy.  The Escrow Agent shall at all times vote the proxy
          ---------------
on the Escrow Shares as directed by the Stockholders' Representative.

     1.4  Cash Dividends.  The Escrow Agent shall deliver cash dividends paid on
          --------------
the Escrow Shares, if any, to the Stockholders, based on their Proportionate Interests. The Escrow Agent shall deliver such dividends to the Stockholders' addresses listed on Exhibit A, or at such other address provided to the Escrow
                    ---------
Agent pursuant to the terms of Section 5.2 herein.

                                  Article II

               COLLATERAL SECURITY, DISBURSEMENT OF COLLATERAL;
                               RELEASE OF ESCROW

     2.1  Collateral Security.  The Stockholders have agreed in Article VI of
          -------------------
the Merger Agreement to indemnify and hold harmless the AvantGo Indemnitees from and against specified losses. The Escrow Fund shall be security for this indemnity obligation of the Stockholders, subject to the limitations, and in the manner provided, in this Agreement and the Merger Agreement.

     2.2  AvantGo Indemnitees' Claims.
          ---------------------------

       (a) At any time (or from time to time), an AvantGo Indemnitee may give written notice (a "Claim Notice") to the Stockholders and the Escrow Agent that
                   ------------
such AvantGo Indemnitee claims all or any part of the Escrow Fund (each a "Claim") in satisfaction of any Damages suffered by such AvantGo Indemnitee,
 -----
prior to the second anniversary of the date hereof (the "Second Anniversary"),
                                                         ------------------
for which the Stockholders are obligated to indemnify an AvantGo Indemnitee pursuant to Article VI of the Merger Agreement. The Claim Notice shall set forth in reasonable detail (i) a statement that AvantGo has paid or incurred or reasonably anticipates (by reason of receipt of notice from a third party regarding a potential claim) that it will incur Damages relating to Claims that arose prior to the expiration of the Survival Period and, in the case where AvantGo has paid or incurred Damages, any evidence reflecting the payment or incurrence of such Damages; (ii) a description of any evidence supporting the item or items of Damages giving rise to the Claim and the date each such Damage was paid or incurred, or the basis for such anticipated liability prior to the expiration of the Survival Period; (iii) if applicable, the nature of the misrepresentation, breach of warranty or covenant in the Merger Agreement or Ancillary Document or AvantGo Ancillary Document to which such item or items are related; (iv) the amount of the Claim (hereinafter referred to as the "Claim Amount"); and (v) whether or not AvantGo is claiming
                    ------------
that any of the Stockholders had actual knowledge of the factual basis giving rise to the Claim to which the Claim Notice relates.

       (b) Upon receipt of a Claim Notice, the Stockholders' Representative shall thirty (30) days to dispute the Claim by delivering written notice to AvantGo and the Escrow Agent specifying in reasonable detail the basis for the dispute (a "Dispute Notice").
            --------------

       (c) If (i) the Stockholders' Representative approves all or a part of the Claim Amount and the determination as to whether or not any of the Stockholders had actual knowledge of the factual basis giving rise to the Claim, or (ii) upon the expiration of the thirty (30) day period referred to in Section 2.2(b), a Dispute Notice has not been delivered to the Escrow Agent, the Escrow Agent shall release to AvantGo that number of Escrow Shares equal to a quotient,
(x) the numerator of which shall equal the Claim Amount (or such part thereof which is approved by the Stockholders' Representative and not disputed) and (y) the denominator of which shall equal the Common Price Per Share (as defined in Section 2.2(f)). The Escrow Agent shall give written notice to AvantGo and the Stockholders' Representative of the number of Escrow Shares released to AvantGo. The Escrow Agent shall deliver to AvantGo the Escrow Shares so released.

       (d) If, within the thirty (30) day period referred to in Section 2.2(b), the Stockholders' Representative shall, in good faith, deliver a Dispute Notice to AvantGo and the Escrow Agent, AvantGo and the Stockholders' Representative shall undertake to obtain as promptly as possible a final resolution of such Claim. If AvantGo and the Stockholders' Representative are unable to resolve a dispute within thirty (30) days after the delivery to AvantGo and the Escrow Agent of a Dispute Notice, then AvantGo and the Stockholders' Representative shall jointly submit their dispute to J.A.M.S. Endispute (the "Arbitrator") in
                                                               ----------
New York, New York (or another neutral jurisdiction mutually agreeable to AvantGo and the Stockholders' Representative) for resolution. If the Arbitrator is unwilling to act as arbitrator for such dispute, a substitute arbitrator (the "Substitute") shall be selected as follows: AvantGo shall select an appointing
 ----------
arbitrator and the Stockholders' Representative shall select an appointing arbitrator, and the two appointing arbitrators so selected shall mutually appoint the Substitute who shall be a nationally recognized arbitration association not acting for AvantGo or any of the Stockholders; provided,
                                                               --------
however, that if either party fails to select an appointing arbitrator within
-------
thirty (30) days after the expiration of the second thirty (30) day period referred to in this Section 2.2(d), the appointing arbitrator selected by the other party shall serve as the Substitute if such arbitrator is a nationally recognized arbitration association; otherwise, such arbitrator shall select the Substitute. The Arbitrator's or Substitute's determination, as the case may be, as to a dispute shall be final and binding on the parties hereto. AvantGo shall pay the fees and expenses of the Arbitrator.

       (e) Upon the delivery of any of the following to the Escrow Agent, the Escrow Agent shall promptly release to AvantGo from the Escrow Fund that number of shares of AvantGo Stock equal to the following (valuing each share of AvantGo Stock at the Common Price Per Share):

               (i) a joint direction executed by AvantGo and the Stockholders' Representative directing the Escrow Agent to pay a specified number of shares of AvantGo Stock to AvantGo; or

               (ii) a direction letter executed by the Arbitrator or the Substitute, as the case may be, directing the Escrow Agent to pay a specified number of shares of AvantGo Stock to AvantGo.

       (f)  For purposes of this Agreement, the term "Common Price Per Share"
                                                      ----------------------
shall mean: (i) with respect to any Claim, if it is conceded or uncontested by the Stockholders' Representative, or if it is determined by the Arbitrator or the Substitute (after taking into account all relevant facts and circumstances), that any Stockholder, on or prior to the Closing Date, had actual knowledge of the factual basis giving rise to such Claim, the Common Price Per Share shall equal $8.36; and (ii) with respect to any Claim, if it is conceded or unalleged in the Claim Notice by AvantGo, or if it is determined by the Arbitrator or the Substitute (after taking into account all relevant facts and circumstances), that none of the Stockholders, on or prior to the Closing Date, had actual knowledge of the factual basis giving rise to such Claim, the Common Price Per Share shall be determined as follows: (A) if the AvantGo Stock is traded on a national securities exchange or quoted in a national inter-dealer quotation system, (I) the Common Price Per Share shall be an amount equal to the Primary Rolling Average (as defined below); provided, however, that if the spread
                                    --------  -------
between the Primary Rolling Average and the Secondary Rolling Average (as defined below) exceeds 20% of the Primary Rolling Average, then the Common Price Per Share shall equal the average of the Primary Rolling Average and the Secondary Rolling Average; or (II) if the AvantGo Stock has not been publicly traded for 20 trading days, the Common Price Per Share shall be an amount equal to the Interim Rolling Average; provided, however, that if the spread between
                                --------  -------
the Interim Rolling Average and the Secondary Rolling Average exceeds 20% of the Interim Rolling Average, then the Common Price Per Share shall equal the average of the Interim Rolling Average and the Secondary Rolling Average; or (B) if the AvantGo Stock is not then traded on a national securities exchange or quoted in a national inter-dealer quotation system, the Common Price Per Share shall be an amount equal to the average of the fair market value of one share of AvantGo Stock on the date of the Claim Notice and the fair market value of one share of AvantGo Stock on the date on which the Escrow Agent received a direction pursuant to Section 2.2(e) herein, both as reasonably determined in good faith by AvantGo's Board of Directors. With respect to a particular Claim, (x) the "Primary Rolling Average" shall mean the average of the Quoted Prices for the
------------------------
AvantGo Stock for the 20 consecutive trading days commencing 22 trading days before the date of the Claim Notice; (y) the "Secondary Rolling Average" shall
                                              -------------------------
mean the average of the Quoted Prices for the AvantGo Stock for the 20 consecutive trading days commencing 22 trading days before the date on which the Escrow Agent receives a direction pursuant to Section 2.2(e) herein; and (z) the "Interim Rolling Average" shall mean the average of the Quoted Prices for each
 -----------------------
of the trading days ending two trading days before the date of the Claim Notice. The "Quoted Price" of the AvantGo Stock
     ------------
for each day is the last reported sales price of the Common Stock on such day as reported by NASDAQ, or, if the AvantGo Stock is listed on a securities exchange, the last reported sales price of the AvantGo Stock on such exchange (which shall be for consolidated trading if applicable to such exchange) on such day, or if neither is so reported or listed, the average of the last reported bid and asked prices of the AvantGo Stock on such day.

     2.3  Release and Transfer of Escrow Fund.
          -----------------------------------

       (a) On the first anniversary of the date hereof, the Escrow Agent is hereby authorized and directed to release to the Stockholders according to their Proportionate Interest (as defined herein) all shares of AvantGo Stock remaining in the Escrow Fund after the satisfaction of AvantGo's Claims pursuant to
Section 2.1 hereof less the aggregate of: (i) that portion of the Escrow Fund as shall be required to satisfy the sum of all Claims made in good faith then pending, whether or not payment of such Claims is being disputed by the Stockholders' Representative; (ii) that portion of any unpaid reimbursement expenses payable to AvantGo pursuant to Section 5.1 hereof; and (iii) 50% of the Total Escrow Shares. For purposes of this Agreement, the "Proportionate
                                                          -------------
Interest" of each Stockholder shall be as set forth on Exhibit A.
--------                                               ----------

       (b) On the Second Anniversary, the Escrow Agent is hereby authorized and directed to release to the Stockholders according to their Proportionate Interest (as defined herein) all shares of AvantGo Stock remaining in the Escrow Fund after the satisfaction of AvantGo's Claims pursuant to Section 2.1 hereof less the aggregate of: (i) that portion of the Escrow Fund as shall be required to satisfy the sum of all Claims made in good faith then pending, whether or not payment of such Claims is being disputed by the Stockholders' Representative; and (ii) that portion of any unpaid reimbursement expenses payable to AvantGo pursuant to Section 5.1 hereof.

       (c) The Escrow Agent shall release to the Stockholders according to their Proportionate Interests that portion of the Escrow Fund which was withheld by the Escrow Agent pursuant to Sections 2.3(a)(i) and (ii), and 2.3(b) promptly upon the delivery to the Escrow Agent of (i) a joint written direction to that effect from AvantGo and the Stockholders' Representative or (ii) a letter executed by the Arbitrator with respect to the final determination of any pending Claim.

       (d) After the Second Anniversary and promptly upon final resolution and payment of all Claims outstanding as provided in Section 2.2 hereof, the balance of the Escrow Fund then remaining, if any, shall be released to the Stockholders according to their Proportionate Interests. Notwithstanding anything to the contrary in this Agreement, all portions of the Escrow Fund that, upon the Second Anniversary, are being withheld for a pending Claim that (i) is based solely on AvantGo's receipt of written notice from a third party regarding a potential suit, shall be released to the Stockholders in accordance with their Proportionate Interests if, within three months after the Second Anniversary, such third party has not yet filed a lawsuit against AvantGo; or (ii) is otherwise based solely on AvantGo's reasonable anticipation that it will incur damages relating to Claims that arose prior to the expiration of the Survival Period, shall, if no written notice from a third party regarding a potential suit is received by AvantGo on or prior to the Second

Anniversary, be released to the Stockholders in accordance with their Proportionate Interests on the Second Anniversary.

     2.4  Restricted Shares and Non-Restricted Shares.
          -------------------------------------------

       (a) For purposes of this Agreement, whenever the Escrow Agent is authorized and directed to release any Escrow Shares from the Escrow Fund, the Escrow Agent shall release, to the extent reasonably practicable, 50% Restricted Shares and 50% non-Restricted Shares.

       (b) Notwithstanding anything to the contrary in this Agreement, if the Escrow Agent is authorized and directed pursuant to this Agreement to release any Escrow Shares that are Restricted Shares that have not yet vested pursuant to the terms of the Stockholders' Employment Agreements (the "Restricted Escrow Shares") from the Escrow Fund to the Stockholders prior to the Second Anniversary, the Escrow Agent shall instead deliver such Restricted Escrow Shares (not including the dividends and distributions made thereon and all interest earned thereon, which shall still be released to the Stockholders) to AvantGo to be deposited in escrow with AvantGo and held by AvantGo on behalf of the Stockholders in accordance with the provisions of Section 5(g) of each of the Stockholder's Employment Agreements, and thereafter, such Stockholders' shares shall be subject only to the restrictions set forth in Section 5 of each Stockholder's Employment Agreement, and shall no longer be subject to any restrictions in this Agreement.


                                  Article III

                                 ESCROW AGENT
                                 ------------

     3.1  Compensation.  All fees of the Escrow Agent, as provided on Exhibit B
          ------------                                                ---------
attached hereto, and all reasonable expenses, disbursements and advances incurred or paid by the Escrow Agent (including, without limitation, reasonable attorneys' fees) shall be paid by AvantGo.

     3.2  Legal Counsel.  If the Escrow Agent is joined into any litigation
          -------------
involving the Escrow Fund or this Agreement, the Escrow Agent shall have the right to retain counsel and shall have a lien on the property deposited hereunder for any and all reasonable costs, attorneys' and solicitors' fees, charges, disbursements, and expenses incurred in connection with such litigation; and shall be entitled to reimburse itself therefor out of the property deposited hereunder, and if it shall be unable to reimburse itself from the property deposited hereunder, AvantGo agrees to pay to the Escrow Agent, on demand, its reasonable charges, counsel and attorneys' fees, disbursements, and expenses in connection with such litigation.

     3.3  Resignation.  The Escrow Agent reserves the right to resign at any
          -----------
time by giving written notice of resignation to AvantGo and the Stockholders' Representative, which notice shall specify the effective date of such resignation. Within thirty (30) days after receiving such notice, AvantGo and the Stockholders' Representative agree to appoint a successor escrow agent to which the Escrow Agent will distribute the property then held hereunder, less the Escrow Agent's fees, costs and expenses. If a successor escrow agent has not been appointed and has not accepted such appointment by the end of the thirty (30) day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent, and the costs, expenses and reasonable attorneys' fees which are incurred in connection with such a proceeding shall be paid by AvantGo. The Escrow Agent shall continue to serve as escrow agent hereunder until its successor accepts the escrow and receives the Escrow Fund.

     3.4  Liability.  The Escrow Agent undertakes to perform only such duties as
          ---------
are specifically set forth herein. The Escrow Agent, if acting or refraining from acting in good faith, shall not be liable for any mistake of fact or error in judgment by it or for any acts or omissions by it of any kind unless caused by its willful misconduct or gross negligence, and shall be entitled to rely conclusively upon (i) any written notice, instrument or signature reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so, and (ii) the advice of counsel retained by it. AvantGo shall indemnify the Escrow Agent for any damages the Escrow Agent incurs for its acting or refraining from acting in good faith hereunder, which damages were not caused by its willful misconduct or gross negligence. The Escrow Agent is not responsible for any of the terms and/or conditions of the Merger Agreement and may rely exclusively on the directions of the parties as set forth in this Agreement to satisfy its role as Escrow Agent. Neither AvantGo nor the Escrow Agent shall be liable to the Stockholders for any portion of the Escrow Fund properly distributed to the Stockholders pursuant to the terms of this Agreement. In no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of an kind whatsoever (including but not limited to lost profits) even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

     3.5  Controversies.  If any controversy arises between AvantGo and the
          -------------
Stockholders' Representative or with any third person with respect to the subject matter of this Agreement, the Escrow Agent shall not be required to determine the same or take any action with respect thereto, but may await the final resolution of any such controversy, anything in the instructions delivered by the parties hereto to the contrary notwithstanding, and in such event it shall not be liable for interest or damage.

     3.6  Discharge of the Escrow Agent.  The Escrow Agent agrees that AvantGo
          -----------------------------
and the Stockholders' Representative may, by mutual agreement at any time, remove the Escrow Agent as escrow agent hereunder, and substitute a bank or trust company therefor, in which event, upon receipt of written notice thereof, payment by AvantGo of any accrued but unpaid fees due the Escrow Agent and reimbursement of the Escrow Agent's other fees and expenses from the Escrow Fund in accordance with Section 3.4 hereof, the Escrow Agent shall account for and deliver to such substituted escrow agent the Escrow Fund held by it, and the Escrow Agent shall thereafter be discharged from all liability hereunder.

     3.7  Court Orders.  If the Escrow Fund shall be attached, garnished or
          ------------
levied upon pursuant to any court order, or the delivery of the Escrow Fund shall be stayed or enjoined by any court order, or any court order shall be made or entered into affecting the Escrow Fund, or any part thereof, the Escrow Agent is hereby expressly authorized, in its sole direction, to obey and comply with any court order so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in case the Escrow Agent obeys or complies with any court order, it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such court order be subsequently reversed, modified, annulled, set aside or vacated.

     3.8  Merger.  Any company into which the Escrow Agent may be merged or
          ------
converted, or into which it may be consolidated, or any company resulting from such merger, conversion or consolidation to which it shall be a party, or any company to which the Escrow Agent may sell or transfer all or substantially all of its escrow/custody business, provided such company shall be eligible to serve as escrow agent hereunder, shall be the successor hereunder to the Escrow Agent without the execution or filing of any paper or any further act.

                                  Article IV

                              STOCKHOLDER ACTIONS
                              -------------------

     4.1  Stockholders' Representative.
          ----------------------------

       (a) Gilad Ben-Yoseph (the "Stockholders' Representative"), for and on behalf of the Stockholders, shall have the power to take any and all actions required to be taken by the Stockholders pursuant to this Agreement, including, without limitation, the power to give and receive notices and communications, to perform this Agreement, to make claims for indemnification against AvantGo, to authorize delivery to AvantGo of shares of AvantGo Stock or other property from the Escrow Fund, to object to such deliveries, to agree to negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Representative for the accomplishment of the foregoing. The Stockholders individually shall have no power or authority to take any actions against AvantGo or otherwise pursuant to this Agreement or the Merger Agreement, and all actions of the Stockholders, whether pursuant to this Agreement or the Merger Agreement, must be taken solely by the Stockholders' Representative. In the event of the death or written resignation (delivered to AvantGo and the Escrow Agent) as Stockholders' Representative of, or refusal to act as Stockholders' Representative by, Gilad Ben-Yoseph, the Stockholders hereby appoint Roey Ben-Yoseph to serve as the successor Stockholders' Representative hereunder. In the event of the death or written resignation (delivered to AvantGo and the Escrow Agent) as Stockholders' Representative of, or refusal to act as Stockholders' Representative by, Roey Ben-Yoseph, the holders of a majority of the shares of AvantGo Stock constituting the Escrow Fund shall serve as the Stockholders' Representative hereunder.

       (b) A decision, act, consent or instruction of the Stockholders' Representative shall constitute a decision of all Stockholders and shall be final, binding and conclusive upon each of the Stockholders, and AvantGo and the Escrow Agent may rely upon any such decision, act, consent or instruction of the Stockholders' Representative as being the decision, act, consent or instruction of each and every Stockholder. Neither AvantGo, the Escrow Agent nor the Stockholders' Representative shall have any liability of any kind to any Stockholders as a result of or arising out of any action or inaction by the Stockholders' Representative, and each Stockholder hereby releases AvantGo, the Escrow Agent and the Stockholders' Representative from any such liability. AvantGo and the Escrow Agent may conclusively rely, without any obligation of investigation or inquiry of any kind, on any action taken by the Stockholders' Representative as having been fully authorized and approved by all necessary action by each Stockholder.

                                   Article V

                                 MISCELLANEOUS
                                 -------------

     5.1  Reimbursement of AvantGo.  Notwithstanding anything to the contrary
          ------------------------
contained herein to the effect that (i) AvantGo will pay the fees and expenses of the Arbitrator pursuant to Section 2.2(d) hereof, (ii) AvantGo will pay expenses, disbursements and advances incurred or paid by the Escrow Agent (including, without limitation, reasonable attorneys' fees), and (iii) AvantGo shall pay any claims for indemnification to the Escrow Agent pursuant to Section
3.4 hereof, to the extent the Escrow Fund then contains sufficient assets, AvantGo shall be entitled to be reimbursed from the Escrow Fund for one-half of such fees, expenses, payments or reimbursements if Stockholders have not otherwise paid AvantGo such amounts within sixty (60) days after written notice, together with evidence of the amounts to be paid, has been delivered to the Stockholders by AvantGo; provided, however, that AvantGo provides to the Escrow
                         --------  -------
Agent and to the Stockholders appropriate documentation evidencing the amounts with respect to which AvantGo has requested reimbursement from the Escrow Fund and such amount is not disputed by the Stockholders' Representative within thirty (30) days thereafter; and provided, further, that AvantGo shall not be entitled to be reimbursed for payment of any fee necessary in order to establish and maintain the Escrow Fund and allow the Escrow Agent to enter into this Agreement.

     5.2  Notices.  All notices required or permitted to be given hereunder
          -------
shall be in writing and shall be deemed given when delivered in person, by facsimile (with electronic confirmation of receipt) or by a nationally recognized private carrier, or on the third business day after being deposited in the United States mail, postage prepaid, registered or certified mail, addressed as follows:

     TO AVANTGO, INC.:

          AvantGo, Inc.
          1700 South Amphlett Boulevard, Suite 300
          San Mateo, CA 94402
          Fax: 650-638-3398
          Attn: CEO
     with a copy to:

          Perkins Coie LLP
          135 Commonwealth Drive, Suite 250
          Menlo Park, CA 94025
          Fax: 650-752-6050
          Attn: Mark S. Albert, Esq.

     TO THE STOCKHOLDERS:

          To the addresses set forth on Exhibit A hereto.
                                        ---------

     with a copy to:

          Schiff Hardin & Waite
          6600 Sears Tower
          Chicago, IL 60606
          Fax: 312-258-5700
          Attn: Steve Isaacs

     TO THE ESCROW AGENT:
          Chase Manhattan Bank and Trust Company, N.A.
          101 California Street, Suite 2735
          San Francisco, CA 94111
          Fax: 415-693-8850
          Attn: Cecil D. Bobey

and/or at such other addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 5.2.

     5.3  Termination of Agreement.  This Agreement shall continue in force
          ------------------------
until the final distribution of all portions of the Escrow Fund held by the Escrow Agent hereunder or until terminated by written notice signed by AvantGo and a Majority in Interest of the Stockholders' Representative.

     5.4  Expenses.  Except as otherwise provided herein, both AvantGo and the
          --------
Stockholders shall be responsible for their own costs and expenses with respect to matters involving this Agreement.

     5.5  Headings.  The section headings contained in this Agreement are for
          --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the persons, firm or corporation may require in the context thereof.

     5.6  Severability.  If any provision of this Agreement, or any covenant,
          ------------
obligation or agreement contained herein is determined by a court to be invalid or unenforceable, such determination shall not affect any other provision, covenant, obligation or agreement, each of which shall be construed and enforced as if such invalid or unenforceable portion were not contained herein. Such invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision, covenant, obligation or agreement, shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

     5.7  Construction.  This Agreement shall be construed, and the rights and
          ------------
duties of the parties hereto determined, in accordance with the laws of the State of California.

     5.8  Limitation of Remedy.  Nothing contained in this Agreement shall limit
          --------------------
or impair, or be construed to limit or impair, any right or remedy to which any party hereto may become entitled by virtue of any breach by any party under the terms and provisions of the Merger Agreement; provided, however, that such
                                              --------  -------
rights and remedies shall be limited as set forth in the Merger Agreement.

     5.9  Multiple Counterparts.  This Agreement may be executed in two or more
          ---------------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     5.10 Amendments and Waivers.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.


                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have signed this Escrow and Indemnity Agreement as of the date first above written.

                                   AVANTGO:

                                   AVANTGO, INC.,
                                   a Delaware corporation


                                   By:/s/ Felix Lin
                                      -------------------------------------
                                      Felix Lin, Chairman


                                   ESCROW AGENT:


                                   By:/s/ Cecil D. Bobey
                                      -------------------------------------
                                      Cecil D. Bobey, Assistant Vice President

                                   THE STOCKHOLDERS:



                                   /s/ Gilad Ben-Yoseph
                                   ----------------------------------------
                                   Gilad Ben-Yoseph


                                   /s/ Roey Ben-Yoseph
                                   ----------------------------------------
                                   Roey Ben-Yoseph


                                   /s/ Yoav Ben-Yoseph
                                   ----------------------------------------
                                   Yoav Ben-Yoseph


                                   /s/ Long Barnes
                                   ----------------------------------------
                                   Long Barnes


                                   /s/ James Joyce
                                   ----------------------------------------
                                   James Joyce

                                   EXHIBIT A
                                   ---------

                                         Number of Restricted
                                          Shares of AvantGo        Number of non-Restricted
         Name and Address                 Stock Subject to         Shares of AvantGo Stock       Stockholder's
          of Stockholder                       Escrow                 Subject to Escrow      Proportionate Interest
----------------------------------      ----------------------     ------------------------  ----------------------
Gilad Ben-Yoseph                                 46,972                    46,972                   44.44%
904 W. Diversey, Apt. 1W
Chicago, IL 60614

Yoav Ben-Yoseph                                  21,137                    21,137                      20%
2542 Wellington Court
Evanston, IL 60201

Roey Ben-Yoseph                                  19,963                    19,963                   18.89%
5125 N. Claremont Avenue, 1S
Chicago, IL 60625

Long Bames                                        11,743                    11,743                   11.11%
1012 N. Milwaukee, Apt. #3
Chicago, IL 60622

James Joyce                                       5,871                     5,872                    5.56%
1143 S. Plymouth Court, Apt. #75
Chicago, IL 60605

                Total:                          105,686                   105,687                     100%

                                   EXHIBIT B

                     Schedule of Fees For Escrow Services

                                      For

                                 AvantGo, Inc.

ESCROW FEE:                                                          $5,000.00
-----------

Per year or portion thereof (this fee is not prorated for partial years)

Includes review and negotiation of Escrow Agent Agreement; establishment of records, procedures and controls, and normal Escrow Agent duties. First year fee payable upon establishment of Agreement.


LEGAL FEE: (if applicable):                                          AT COST
----------

INVESTMENTS
-----------

Chase makes available many attractive mutual fund alternatives with competitive performance records, including funds rated "AAA" by Standard & Poor's and Moody's. Of particular interest to trust customers are several funds offered by prospectus only through the Vista Family of Mutual Funds. Chase receives compensation from the fund manager of these mutual funds in connection with such investments. Additional information in relation to such compensation is available upon request.


Vista Account Maintenance Fee:                  10bp

Cash Escrow-Interest paid as follows: One month LIBOR (average daily) less 50 basis points

Other Investment purchases, sales

Per transaction                                                         $75.00


ACTIVITY FEES:
--------------


Claim, Each                                                             $25.00

Outgoing Wire Transfer, Each                                            $25.00

Outgoing Check, Each                                                    $10.00

 Direct out-of-pocket expenses (legal expenses, travel, and other professional services) will be charged at the actual cost thereof. Indirect expenses such as stationery items, checks, envelopes, etc., and disbursements such as postage and telephone will be charged at 6% of annual fees.


Additional Terms
----------------

 . Our proposed fees are based upon our review and acceptance of the appropriate documentation and standard credit/account approval by Capital Markets Fiduciary Services.

 .  All fees for services not included will be provided upon request.

 . Out-of-pocket expense includes, but is not limited to, legal expense, postage, stationery, travel or delivery expenses.

 . A Funds Transfer Agreement in substantially the same form as the attached must be executed by both the Seller and the Buyer. Alternatively, language from this Agreement may be incorporated in the Governing documents.



An incumbency certificate setting forth names, titles and specimen signatures must be furnished to us with respect to each person signing or giving us instructions on behalf of each corporate party to the Agreement.

                                      -2-